THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF  HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS Will HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

COMMON STOCK WARRANT

MIP Solutions, Inc.

(a Nevada Corporation)

For value received and relating to that certain agreement between COGHLAN FAMILY CORPORATION,  a Washington corporation and MIP SOLUTIONS, INC.,  a Nevada corporation, (the "Corporation") hereby grants to COGHLAN FAMILY CORPORATION  (the "Holder"), subject to the terms and conditions hereinafter set forth, a common stock warrant to purchase that number of shares of the common stock of the Corporation (the "Shares") on the terms and conditions set forth below:

1.  Warrant  Shares.   For good and valuable consideration, receipt of which is acknowledged, the Corporation grants Holder a warrant to purchase One Hundred Fifty Thousand (150,000) common shares of MIP Solutions, Inc. common stock.

2.  Warrant Exercise  Price.   At the option of the Holder the exercise price will $0.06 per share.

3.  Payment of Warrant Price.  Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i)

Cash Exercise: cash, bank or cashiers check or wire transfer; or

(ii)

Cashless Exercise:  surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:   X ' Y (A-B)/A where:  X ' the number of shares of Common Stock to be issued to Holder; Y ' the number of shares of Common Stock for which this Warrant is being exercised; A' the market price of the Common Stock; and B' the Exercise Price of [as determined upon exercise in paragraph 2].

For purposes of Rule 144 and this section, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued.  Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

3. Term and Exercise.

(a) The Warrant may be exercised by the Holder for all or part of the shares on any date commencing October 1, 2011 extending for a period of 60 months.

(b) The Holder will surrender the Warrant, if at all, by delivering to the Corporation, together with the Purchase Form and Subscription Agreement attached hereto as Exhibits A and B, each duly executed. The Warrant, the Purchase Form and the Subscription Agreement must be accompanied by payment in cash or by certified check of the Warrant Price (as that term is defined in Section 2).

(c) Within thirty (30) business days following the exercise of the Warrant by the Holder as provided in this paragraph, the Corporation will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the Shares. The Corporation covenants and agrees that all of the Shares will be fully paid and non-assessable upon such issuance and delivery. The Corporation agrees at all times to reserve and hold available a number of shares of the authorized but unissued common stock of the Corporation which is equal to or greater than the number of shares of common stock issuable upon the exercise of the Warrant.

(d) The Holder, by accepting the Warrant, agrees that at the time of exercise, the Holder will sign a written agreement with the Corporation in which the Holder (i) represents that the Holder is acquiring the Shares solely for the Holder's own account, for investment and not with a view to resale or distribute.

4.  The Corporation's Merger, Reorganization, Etc.  If, during the exercise period, but before Holder has exercised all of the Warrant rights with regard to the total number of Shares available for purchase by Holder, the Shares of the Corporation's common stock are changed into or exchanged for a different number or different kind of shares or other securities, either the Corporation's or those of another company, this Agreement will remain in force.  However, there will be substituted for each of the Shares the number and kind of shares or other securities for which each Share of the Corporation's common stock was exchanged or into which each Share was changed.  The shares or securities substituted for each Share of the Corporation's common stock may be purchased by Holder under this Agreement for the price set for each of the Shares in Paragraph 2.

5. Declaration of Stock Dividends.  If the Corporation issues a common stock dividend on the Corporation's common stock, the number of Shares that may be purchased by Holder thereafter will be adjusted as follows: To each of the unpurchased Shares, there will be added the number of Shares issued as a dividend on each Share of outstanding common stock; each of the Shares together with the additional Shares applicable to that Share will be bought as one unit for the price set out for each of the Shares in Paragraph 5.

6.  Other Changes in the Corporation's Stock.  If there are any changes in the number or kind of Shares outstanding that affect the Corporation's common stock or the stock or other securities into which the Corporation's common stock has been changed, other than those described herein, a majority of the Corporation's Board of Directors may make such changes in the Shares available for purchase under this Agreement as the Board of Directors deems appropriate.  Any adjustment in the Shares available for purchase made in accordance with this Paragraph will be binding upon Holder.

7.  The Corporation's Liquidation, Dissolution.  If the Corporation liquidates or dissolves, the Corporation will give Holder at least 3 months' notice prior to the liquidation or dissolution.  Holder will have the right to exercise the Warrant in full, to the extent that applicable exercise events have occurred.  To the extent that Holder's Warrant rights have not been exercised on the effective date of the liquidation or dissolution, they will terminate.

8.  Violation of Law.  The Warrant issued  by this Agreement may not be exercised if its exercise would violate any applicable state securities law, any registration under or any requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules of an exchange on which the Shares may be traded, any other federal law, or any state securities laws.

9.  Unregistered Stock.  If a registration statement for the Shares is not in effect or if Holder's attorneys require a writing from Holder to avoid violation of the Securities Act of 1933, as amended, the Corporation may require a written commitment from the person exercising the Warrant before delivery of the certificate or certificates for the Shares.  The Commitment will be in a form prescribed by the Corporation. It will state that it is the intent of the person exercising the Warrant to acquire the Shares for investment only and not with the intent of transferring or reselling them; that the person exercising the Warrant has been told that the Shares may be "restricted shares" pursuant to Rule 144 of the Securities and Exchange Commission and that any resale, transfer, or other distribution of the Shares may only be made in conformity with Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule, or regulation.  The Corporation may place a legend on the face of the certificate or certificates in accordance with this Commitment and may refuse to permit transfer of the Shares unless it receives satisfactory evidence that the transfer will not violate Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule, or regulation.

10.  Manner in Which Warrant Is Exercised After Holder's Death.  If Holder has not fully exercised the Warrant rights before Holder's death, then the persons designated by Holder in writing on file with Employer or, if no such persons have been designated, Holder's executor or administrator, may exercise any of Holder's Warrant rights during the Warrant period.  The rights will be exercised in the same manner as provided herein except that the person entitled to exercise the rights will be substituted for Holder or Holder's personal representative.

11.  Modification.    No modifications will be effective unless signed by all parties.

12. Transferability. The Holder may pledge, hypothecate, sell, assign or otherwise transfer, or encumber the Warrant.

13. Notices.  Any notice, offer, acceptance, demand, request, consent, or other communication required or permitted under the Warrant must be in writing and will be deemed to have been duly given or made either (1) when delivered personally to the party to whom it is directed (or any officer or agent of such party), or (2) three (3) days after being deposited in the United States' mail, certified or registered, postage prepaid, return receipt requested, and properly addressed to the party to whom it is directed. A communication will be deemed to be properly addressed if sent to a party at the address provided below:

If to the Corporation:  MIP Solutions, Inc., 3773 West 5th St., Ste. 301, Post Falls, ID 83854

If to the Holder:  Coghlan Family Corporation, 12314 East Broadway, Spokane Valley, WA 99212.

14. Governing Law.   This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Nevada.

15. Successors.   All of the provisions of this Agreement will bind the Corporation, its successors and the Holder, unless inconsistent with the provisions of this agreement

IN WITNESS OF THE PARTIES' AGREEMENT, MIP Solutions, Inc.  has caused this Agreement to be executed in its corporate name by its duly appointed and authorized officer, as of this 29th day of September, 2011.

CORPORATION:                                                      HOLDER:

MIP SOLUTIONS, INC.

COGHLAN FAMILY CORP.

______________________

By: Jeff Lamberson

By: John Coghlan

Title: President

Title: President

WARRANT: 1